MASTR 2005-1
Whole Loan 30YR Jumbo

Deal Size	$240MM approx.
WAM	357 +/- 2 months
GWAC	5.83% +/-10bps
Avge. Loan Balance	$525k approx.
California	50.0% approx.
SF / PUD	95.0% approx.
Purchase	30.5% approx.
Cashout	29.3% approx.
WA FICO	733 approx.
WA LTV	67.6% approx.
Full/Alt Doc Type	78.0% approx.
AAA Ratings	2 of 3 (S&P, Moodys. Fitch)
Estimated Subordination Level	3.00% approx.
Pricing Speed	300% PSA
Settlement Date	05/31/05
Depositor Master Servicer/Bond Administrator	Mortgage Asset Securitization Transactions, Inc. Wells Fargo Bank Minnesota, NA

All numbers approximate.
All tranches subject to 10% size variance.
5% Cleanup Call

[UBS Investment Bank logo]

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.  The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.

MASTR 2005-1
Whole Loan 15YR Jumbo

Deal Size	$32mm approx.
WAM	175 +/- 2 months
GWAC	5.37% +/-10bps
Avge. Loan Balance	$517k approx.
California	23.2% approx.
SF / PUD	95.2% approx.
Purchase	36.0% approx.
Cashout	31.0% approx.
WA FICO	741 approx.
WA LTV	59.0% approx.
Full/Alt Doc Type	86.4% approx.
AAA Ratings	2 of 3 (S&P, Moodys. Fitch)
Estimated Subordination Level	2.50% approx.
Pricing Speed	300% PSA
Settlement Date	05/31/05
Depositor Master Servicer/Bond Administrator	Mortgage Asset Securitization Transactions, Inc. Wells Fargo Bank Minnesota, NA

All numbers approximate.
All tranches subject to 10% size variance.
5% Cleanup Call

[UBS Investment Bank logo]

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.  The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.

Loan Purpose:	No Cash-Out Refi	56.1%	approx.	56.0000%	56.5100%
	Purchase	25.7%	approx.	26.0200%	24.4600%
	Other	18.2%	approx.	17.9700%	19.0300%

Doc. Type	Full/Alt	96.2%	approx.	97.1400%	92.1500%
	Other	3.8%	approx.	2.8500%	7.8500%

Property Type	SF/PUD	93.8%	approx.	95.2700%	87.9800%
	Other	6.2%	approx.	4.7300%	12.0200%

Occupancy	Primary	96.8%	approx.	97.0300%	95.6000%
	Secondary	2.5%	approx.	2.4100%	3.0600%
	Investor	0.7%	approx.	0.5600%	1.3400%